UNITED STATES   <?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2009

WOOZYFLY INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3768799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

59 West 19th Street, 6th Floor

New York, NY 10011

 (Address of principal executive offices) (zip code)

(646) 594-8669

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03 Bankruptcy or Receivership

On May 12, 2009, Woozyfly, Inc. (the “ Company ” or the “Debtor filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “ Bankruptcy Court ”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “ Bankruptcy Code ”). The Chapter 11 case is being administered under the caption In re Woozyfly, Inc. Case No. 09-13022 (JMP) (the “ Chapter 11 Case ”). The Debtor will continue to operate its business as debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Case, the Debtor filed a motion seeking Bankruptcy Court approval of (a) an arrangement pursuant to which the Debtor has entered into an agreement with MKM Opportunity Master Fund Ltd, as the lender (the “DIP Loan”).  MKM lent significant monies to the Debtor prior to the Petition Date, and has agreed to advance $100,000 as a DIP Loan to the Company, $35,000 of which was already lent to the Debtor in order to enable it to file the chapter 11 petition.  The Court has approved an initial disbursement post petition, of $35,000 of the DIP Loan to the Debtor, and the remaining $30,000 is subject to further Court determination. David Skriloff, the Company’s Chairman of the Board is the portfolio manager for Lender. Lender is also a creditor and stockholder of the Company. Proceeds of the loans under the DIP Credit Agreement will be used by the Debtor for working capital and other general corporate purposes of the Debtors and for the costs of administration of the Chapter 11 Case. The arrangement for the use of the DIP Loan contains certain financial and other covenants and certain events of default. On June16, 2009, the court issued an order granting the motion and authorized the Debtor to utilize up to $35,000 on an interim basis and possibly up too $100,000 under the DIP Loan.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Case constituted an event of default or otherwise triggered repayment obligations under the Company's 6% Secured Convertible Notes due June 30, 2011 ("Convertible Notes". As a result, all indebtedness outstanding under these facilities and the notes became automatically due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company and the application of applicable bankruptcy law.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOOZYFLY, INC.

Date: June 23, 2009	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: Interim President